Exhibit 10.4F

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 22, 2011, by and between OXFORD FINANCE LLC (successor in interest to Oxford Finance Corporation; in its individual capacity, “Oxford” or “Lender”; in its capacity as Collateral Agent, “Collateral Agent”) and COMPLETE GENOMICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Collateral Agent, Lender and Borrower have entered into that certain Loan and Security Agreement dated as of March 25, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and Lender amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and Lender have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.6 (Operating Accounts). The last sentence of Section 6.6(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such or (ii) the Cash Management Services Accounts.”

2.2 Section 12.1 (Successors and Assigns). Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, pledge, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so sold, transferred, assigned, pledged, negotiated or granted a participation in, until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.”

2.3 Section 13.1 (Definitions). The following terms and their respective definitions hereby are added to or amended in Section 13.1 of the Loan Agreement as follows:

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) Lender, (b) an Affiliate of Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages Lender.

“Cash Management Services Accounts” means collectively the Credit Card Account and the Merchant Services Account.

“Collateral Agent” means, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lender.

“Credit Card Account” means that certain money market account maintained with SVB in support of the SVB Credit Card Services; provided that the aggregate amount in such account does not exceed Two Hundred Sixty Thousand Dollars ($260,000) at any time.

“Eligible Assignee” means (i) Lender, (ii) an Affiliate of Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) Borrower, any guarantor or any of Borrower’s or any such guarantor’s Affiliates or Subsidiaries or (ii) unless an Event of Default has occurred and is continuing, a direct competitor of Borrower or a guarantor or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Merchant Services Account” means that certain money market account maintained with SVB in support of the SVB Merchant Services; provided that the aggregate amount in such account does not exceed Two Hundred Sixty Thousand Dollars ($260,000) at any time.

Clause “(f)” of the definition “Permitted Indebtedness” hereby is amended by deleting the phrase “and” as it appears at the end thereof; clause “(g)” of the definition of “Permitted Indebtedness” hereby is amended by deleting the period at the end thereof and replacing it with a semicolon; and new clauses “(h)” and “(i)” hereby are added to the definition of “Permitted Indebtedness” to read as follows:

“(h) Indebtedness incurred by Borrower in connection with SVB Credit Card Services; provided that the aggregate amount of such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time; and

(i) Indebtedness incurred by Borrower in connection with SVB Merchant Services; provided that the aggregate amount of such Indebtedness does not exceed Hundred Fifty Thousand Dollars ($250,000) at any time.”

Clause “(g)” of the definition “Permitted Liens” hereby is amended by deleting the phrase “and” as it appears at the end thereof; clause “(h)” of the definition of “Permitted Liens” hereby is amended by deleting the period at the end thereof and replacing it with a semicolon; and a new clause “(i)” hereby is added to the definition of “Permitted Liens” to read as follows:

“(i) Liens in favor of SVB with respect to the Cash Management Services Accounts.”

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding, sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its respective Term Loan and (B) each assignee of an Original Lender provided such assignee was assigned or transferred and continues to hold one hundred percent (100%) of the assigning Original Lender’s interest in the Term Loans (in each case in respect of clauses (A) and (B) of this clause (ii), whether or not such Lender is included within the Lenders holding sixty-six percent (66%) of the Terms Loans); provided, however, that notwithstanding the foregoing, for purposes of Section 9.1(b) hereof, “Required Lenders” means (i) for so long as all Original Lenders retain one hundred percent (100%) of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding, sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), each Original Lender that has not assigned or transferred any portion of its respective Term Loan (in each case in respect of this clause (ii), whether or not such Original Lender is included within the Lenders holding sixty-six percent (66%) of the Term Loans). For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“SVB” means Silicon Valley Bank.

“SVB Credit Card Services” means those certain credit card services identified in cash management services agreements between Borrower and SVB.

“SVB Merchant Services” means those certain merchant services identified in cash management services agreements between Borrower and SVB.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lender to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except as previously disclosed in writing to Lender and except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b), no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent and Lender on the Effective Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lender of this Amendment by each party hereto.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:		BORROWER:

OXFORD FINANCE LLC		COMPLETE GENOMICS, INC.

By:	/s/ John G. Henderson	By:	/s/ Ajay Bansal
Name:		Name:
Title:	Vice President and General Counsel	Title:	Chief Executive Officer

[Signature Page to First Amendment to Loan and Security Agreement]